Exhibit (d)(6)(ii)

FIRST AMENDMENT TO

 SUB-INVESTMENT ADVISORY AGREEMENT

This First Amendment (the “Amendment”) dated as of ____________, 2013 is among _____________________________, a [insert type of entity and where organized] (the “Sub-Adviser”), VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (“VEAC”) and VAN ECK ABSOLUTE RETURN ADVISERS CORPORATION, a corporation organized under the laws of the State of Delaware and a wholly owned subsidiary of VEAC having its principal place of business in New York, New York (“VEARA” or the “Adviser”).

WHEREAS, prior to the date of this Amendment, VEAC served as the investment adviser to the Multi-Manager Alternatives Fund (the “Fund”), a series of Van Eck Funds; and

WHEREAS, the Sub-Adviser and VEAC entered into an investment sub-advisory agreement dated _____________, 20___ (the “Agreement”) pursuant to which VEAC retained the Sub-Adviser to render investment advisory and other services to the Fund in respect to a portion of the Fund’s assets; and

WHEREAS, VEARA is engaged principally in the business of rendering investment management services and is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator (a “CPO”) under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”); and

WHEREAS, as of the date of this Amendment, VEAC desires to transfer to VEARA, and VEARA desires to assume, all rights and obligations of VEAC under the Agreement with respect to the Fund (the “VEAC Sub-Advisory Agreement Transfer”); and

WHEREAS, VEAC and VEARA intend to implement the VEAC Sub-Advisory Agreement Transfer by VEARA entering into this Amendment with VEAC and the Sub-Adviser on behalf of the Fund; and

WHEREAS, VEARA desires to continue to retain the Sub-Adviser to render investment sub-advisory and other services hereunder to the Fund in respect to the portion of the Fund’s assets, as may, from time to time, be allocated by VEARA to the Sub-Adviser (the “Allocated Fund Assets”) and the Sub-Adviser continues to be willing to do so; and

WHEREAS, VEARA may invest a portion of the Fund’s assets directly into the VEF Multi-Manager Fund Subsidiary (the “Subsidiary”), a wholly-owned subsidiary of the Fund organized as a company exempt from tax under the laws of the Cayman Islands; and

WHEREAS, VEARA may retain the Sub-Adviser pursuant to a separate sub-investment advisory agreement to render investment sub-advisory and other services to the Subsidiary (the

“Subsidiary Sub-Advisory Agreement”) in respect to the portion of the Subsidiary’s assets, as may, from time to time, be allocated to the Sub-Adviser (the “Allocated Subsidiary Assets”); and

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	All references in the Agreement to “Allocated Assets” shall be replaced with “Allocated Fund Assets”.

2.	Section 4 of the Agreement is hereby deleted in its entirety and is replaced with the following:

For the services and facilities to be provided to the Fund by the Sub-Adviser (i) as provided in Paragraph 2 hereof, the Adviser shall pay the Sub-Adviser a fee, payable monthly, at the annual rate of X% of the Fund’s average daily Allocated Fund Assets (net of liabilities associated therewith) and (ii) as provided in Paragraph 2 of the Subsidiary Sub-Advisory Agreement, the Adviser shall pay the Sub-Adviser a fee, payable monthly, at the annual rate of X% of the Subsidiary’s average daily Allocated Subsidiary Assets (net of liabilities associated therewith). The Trust shall not be liable for the obligation of the Adviser to make payment to the Sub-Adviser.

3.	Section 5 of the Agreement is hereby deleted in its entirety and is replaced with the following:

(a)	The Adviser hereby represents and warrants as follows:

i.	That it is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	That it is either registered with the CFTC as a CPO under the Commodity Exchange Act and such registration is current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or it is exempt from registering as a CPO under the Commodity Exchange Act;

iii.	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and
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iv.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(b)	The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It shall either maintain its registration in good standing as a CPO under the Commodity Exchange Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or be exempt from registering as a CPO under the Commodity Exchange Act;

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

iv.	It shall at all times fully comply with the Advisers Act, the 1940 Act and the Commodity Exchange Act, all applicable rules and regulations thereunder, and all other applicable law; and

v.	The Fund will be a “qualified eligible person” as that term is defined under Rule 4.7 of the Commodity Exchange Act and the Fund acknowledges that the Allocated Fund Assets are an exempt account under such Rule 4.7.

(c)	The Sub-Adviser hereby represents and warrants, with respect to the Allocated Fund Assets, as follows:

i.	That it is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	That it is either registered with the CFTC as a commodity trading adviser (“CTA”) and such registration is current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or it is exempt from registering as a CTA under the Commodity Exchange Act;

iii.	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and
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iv.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(d)	The Sub-Adviser hereby covenants and agrees, with respect to the Allocated Fund Assets, that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It shall either maintain its registration in good standing as a CTA under the Commodity Exchange Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Commodity Exchange Act and the rules and regulations thereunder or be exempt from registering as a CTA under the Commodity Exchange Act;

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

iv.	It shall at all times fully comply with the Advisers Act, the 1940 Act and the Commodity Exchange Act, all applicable rules and regulations thereunder, and all other applicable law; and

v.	It shall promptly notify the Adviser and the Fund upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Adviser and the Fund promptly with respect to written material that has been provided to the Fund or the Adviser by the Sub-Adviser for inclusion in the Registration Statement, or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information pertaining to the Sub-Adviser or Sub-Adviser’s services under this Agreement contained in the Registration Statement, or any supplement or amendment thereto, reviewed by the Sub-Adviser, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading.

4.	Section 14 of the Agreement is hereby deleted in its entirety and is replaced with the following:

Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall vote all proxies for the Fund’s portfolio securities in accordance with the Adviser’s proxy voting policies which have been adopted by the Fund, except to the

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extent the Sub-Adviser determines that it would be in the best interest of the Fund’s shareholders to deviate from such guidelines for one or more specific purposes.

5.	Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto execute the above Amendment by affixing their signatures below.

VAN ECK ASSOCIATES CORPORATION

By: ______________________________

Name: ___________________________

Title: ____________________________

VAN ECK ABSOLUTE RETURN ADVISERS CORPORATION

By: ______________________________

Name: ___________________________

Title: ____________________________

_______________________________________ (SUB-ADVISER)

By: ______________________________

Name: ___________________________

Title: ____________________________

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